                                                                     EXHIBIT 2.2


                                   CONSENT AND
                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


        CONSENT AND FIRST AMENDMENT TO THAT CERTAIN STOCK PURCHASE AGREEMENT, dated as of November 20, 1996 ("Stock Purchase Agreement"), by and among Ameritech Services, Inc., a Delaware corporation ("Ameritech"), Bell Atlantic NSI Holdings, Inc., a Delaware corporation ("Bell Atlantic"), BellSouth Telecommunications, Inc., a Georgia corporation ("BellSouth"), Pacific Bell, a California corporation ("Pacific Bell"), Southwestern Bell Telephone Company, a Missouri corporation ("Southwestern Bell"), Telesector Resources Group, Inc., a Delaware corporation ("Telesector") and U S WEST Communications, Inc., a Colorado corporation ("U S WEST"), and collectively with Ameritech, Bell Atlantic, BellSouth, Pacific Bell, Southwestern Bell and Telesector, "Sellers" and, individually, a "Seller"), Bell Communications Research, Inc., a Delaware corporation (the "Company"), and Science Applications International Corporation, a Delaware Corporation ("Purchaser"), made as of April 20, 1997 ("First Amendment").

                                   WITNESSETH:

        WHEREAS, pursuant to Section 1.1 of the Stock Purchase Agreement, Purchaser agreed to purchase from the Sellers, and the Sellers agreed to sell, assign, transfer, and deliver to Purchaser, all of the issued and outstanding Shares of the Company for the Purchase Price, and subject to all of the other terms and subject to the conditions set forth in the Stock Purchase Agreement; and

        WHEREAS, pursuant to Sections 2.2 and 2.3 of the Stock Purchase Agreement, the Base Purchase Price will be adjusted to account for, among other things, Interim Period Net Income; and

        WHEREAS, pursuant to the definition of "Interim Period Net Income" set forth in Section 12.1 (b) of the Stock Purchase Agreement, the parties have agreed that Interim Period Net Income shall be calculated in accordance with GAAP applied consistently with the principles and procedures used to prepare the consolidated audited financial statements of the Company and its Subsidiaries for the year ended December 31, 1995, and in accordance with the principles and procedures enumerated in Exhibit B of the Stock Purchase Agreement; and

        WHEREAS, pursuant to Section 6.2 (b) (ix) of the Stock Purchase Agreement, the Company is required to obtain Purchaser's prior written consent to any sale, assignment, transfer, conveyance, lease, license or other disposition of the properties or assets of the Company or its Subsidiaries if the amount payable to the Company and its Subsidiaries exceeds $2,000,000.00 in the aggregate; and

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        WHEREAS, the Company now desires to convey those certain assets and properties more particularly described on Exhibit A attached to this First Amendment (the "WDM Equipment") to Purchaser, and other assets and properties more particularly described on Exhibit B attached to this First Amendment (the "WDM Patents and Related Intellectual Property") to a company to be formed (hereinafter "WDM Newco") as in a transaction more particularly described in Exhibit C attached to this First Amendment (the "WDM Transaction"); and

        WHEREAS, the Company has requested Purchaser's consent to the WDM Transaction; and

        WHEREAS, Purchaser is willing to consent to the WDM Transaction on the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                     CONSENT

1.1. Consent to WDM Transaction. Purchaser hereby consents to the WDM
Transaction;

                                   ARTICLE II
                            PURCHASE PRICE ADJUSTMENT

2.1. Interim Period Net Income. Purchaser, Sellers and the Company hereby acknowledge and agree that, notwithstanding any provision of Sections 2.2, 2.3 or 12.1(b) of the Stock Purchase Agreement and Exhibit B attached thereto to the contrary, the determination of Interim Period Net Income will reflect the following transactions, write-offs and adjustments relating to the WDM
Transaction:

        a) The Company will recognize any gain or loss associated with conveyance of the WDM Equipment to Purchaser.

        b) The Company will recognize any gain or loss associated with the payment of $2.4M in connection with the conveyance of the WDM Patents and Related Intellectual Property to WDM Newco, in connection with the WDM Transaction, but the Company shall establish and maintain a reserve to reflect the doubtful collection of note in the amount of $.6M received from WDM Newco as a result of such conveyance until such time as the note is collected. However, in the event that the Company collects all or any portion of any such note, the amount collected shall be credited and paid to Sellers as a post-closing adjustment.

        c) The Company shall expense operating costs incurred by its WDM division when and as incurred, including:


                                                                     Page 2 of 5
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                -       Salaries

                -       Employment related costs

                -       All other direct costs

                - WDM Equipment and WDM Patents and Related Intellectual Property depreciation and/or amortization (until sold)

        d) The Company shall continue to record depreciation and/or amortization with respect to its Navesink Building 4 and the WDM-related Navesink Building 3 leasehold improvements through the end of the Interim Period. Such depreciation and/or amortization may be reduced proportionately upon the write-down referenced in (f) and (g), below.

        e) The Company shall recognize rental income from WDM Newco when and as earned.

        f) The Company shall record a write-down with respect to Navesink Building 4 to a net book value of $3.836M by the earlier of (i) December 31, 1997 or (ii) the end of the Interim Period.

        g) The Company shall record a write-down with respect to Navesink Building 3 leasehold improvements to a net book value of $1.88M by the earlier of (i) December 31, 1997 or (ii) the end of the Interim Period (which write-down shall relate only to leasehold improvements reflected as of December 31, 1996 and shall not apply to any 1997 additions).

        h) The Company shall expense legal fees relating to the WDM Transaction as they are incurred.

        i) The Company shall record a reserve of $714K for Navesink Building 3 refurbishing costs. Actual refurbishing costs incurred during the Interim Period may be charged against the reserve (until the reserve is consumed), and any refurbishment costs incurred during the Interim Period in excess of the reserve shall be charged against Interim Period net income. Any remaining balance of this reserve shall remain on the closing balance sheet.

        j) The Company shall record termination costs related to any WDM employees not transferring to WDM Newco concurrently with management's decision to terminate employment of such employees.

                                   ARTICLE III
                                  MISCELLANEOUS


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3.1. Capitalized Terms. Any and all capitalized terms utilized in this First
Amendment which are not specifically defined herein shall have the same meanings ascribed to them in the Stock Purchase Agreement.

3.2. Legal Effect. Except as expressly amended and modified hereby, the Stock Purchase Agreement shall remain in full force and effect. To the extent any provision of the Stock Purchase Agreement is inconsistent with the provisions set forth herein, the First Amendment shall govern and control.

3.3. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW.

3.4. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same First Amendment.


        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                       PURCHASER:


                                       SCIENCE APPLICATIONS INTERNATIONAL
                                       CORPORATION


                                       By: /s/ WARD REED
                                          ---------------------------
                                          Name: WARD REED
                                          Title: SENIOR V.P.


                                       COMPANY:


                                       BELL COMMUNICATIONS RESEARCH INC.


                                       By: /s/ SANJIV AHUJA
                                          ---------------------------
                                          Name: SANJIV AHUJA
                                          Title: PRESIDENT AND CEO


                                       SELLERS:


                                       AMERITECH SERVICES, INC.


                                       By: /s/ WIDARTON B. RIVERS, JR.
                                          ---------------------------
                                          Name: WIDARTON B. RIVERS, JR.
                                          Title: PRESIDENT, NETWORK SERVICES

                                       BELL ATLANTIC NSI HOLDINGS, INC.


                                       By: /s/ JOHN F. GAMBA
                                          ---------------------------
                                          Name: JOHN F. GAMBA
                                          Title: SR. VICE PRESIDENT


                                       BELLSOUTH TELECOMMUNICATIONS, INC.


                                       By: /s/ JOHN R. GUNTER
                                          ---------------------------
                                          Name: JOHN R. GUNTER
                                          Title: VICE PRESIDENT - NSP&S


                                       PACIFIC BELL


                                       By: /s/ MARTY KAPLAN
                                          ---------------------------
                                          Name: MARTY KAPLAN
                                          Title: EXECUTIVE V.P.


                                       SOUTHWESTERN BELL TELEPHONE COMPANY


                                       By: /s/ MICHAEL N. GILLIAM
                                          ---------------------------
                                          Name: MICHAEL N. GILLIAM
                                          Title: V.P. - GENERAL MGR (AR)


                                       TELESECTOR RESOURCES GROUP, INC.


                                       By: /s/ PAUL LACCUTURE
                                          ---------------------------
                                          Name: PAUL LACCUTURE
                                          Title: V.P.


                                       U S WEST COMMUNICATIONS, INC.


                                       By: /s/ BUD WONSIEWICZ
                                          ---------------------------
                                          Name: BUD WONSIEWICZ
                                          Title: V.P.


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